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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                February 13, 2001

                Date of Report (Date of Earliest Event Reported)

                                 PTN Media, Inc.

             (Exact name of Registrant as specified in its charter)

      Delaware                     0-24835                  38-3399098

   (State or other                (Commission              (IRS Employer
   jurisdiction of               File Number)             Identification No.)
   incorporation or
   organization)


                           455 East Eisenhower Parkway
                                    Suite 15
                            Ann Arbor, Michigan 48108

                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (734) 327-0579 with copies to:

                                Hank Gracin, Esq.
                               Lehman & Eilen, LLP
                         50 Charles Lindbergh Boulevard
                                    Suite 505
                                Tel: 516-222-0888
                                Fax: 516-222-0948

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

    (a) By letter dated February 13, 2001, PTN Media, Inc. (the "Company") terminated Merdinger, Fruchter, Rosen & Corso ("Merdinger, Fruchter") as the independent certified accountants for the Company. The decision to change accountants was recommended by the Company's Board of Directors. The decision was based solely on the fact that the primary contact person at Merdinger, Fruchter moved to Stonefield Josephson, Inc., the Company's new independent auditors.

         Merdinger, Fruchter was engaged on July 12, 2000 and, because the Company's fiscal year ends on December 31, was not engaged to conduct an audit of the Company's financial statements. Merdinger, Fruchter did, however, perform a review of the Company's two most recent quarterly reports (Quarterly Reports on Form 10-QSB for the quarters ended June 30, 2000 and September 30, 2000). In connection with the reviews by Merdinger, Fruchter of the Company's quarterly reports for the quarters ended June 30, 2000 and September 30, 2000, and any subsequent period preceding the termination of Merdinger, Fruchter, there did not develop any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing or review scope or procedure between such former independent certified accountants and management of the Company or other reportable events which have not been resolved to the Company's former independent certified accountants' satisfaction.

    (b) As of February 13, 2001, the Company engaged Stonefield Josephson, Inc. as the Company's independent auditors to replace Merdinger, Fruchter.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (C)  EXHIBITS.

    16.1 Letter re Change in Certifying Accountant of Merdinger, Fruchter, Rosen & Corso, dated February 19, 2001.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                    PTN MEDIA, INC.
                                      (Registrant)


Dated: February 20, 2001            By: /s/ Peter Klamka
                                        ----------------
                                        Peter Klamka
                                        Chief Executive Officer

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                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION

16.1 Letter re Change in Certifying Accountant of Merdinger, Fruchter, Rosen & Corso, dated February 19, 2001.